Exhibit 10.9

ministerio de trabajo y economia social servicio publico de empleo estatal sepe fondo social europeo ei fse invierte en tu future INDEFINITE EMPLOYMENT CONTRACT COMPANY DATA CIF/NIF/NIE B67085936 Mr./Ms. REBECA LIZASOAIN BRANDYS NIF/NIE 33519801S IN CONCEPT OF (1) ADMINISTRATOR NAME OR BUSINESS NAME OF THE COMPANY SATELLOGIC SOLUTIONS, SL REGISTERED OFFICE CL MARQUES DE SALAMANCA 3-4 COUNTRY SPAIN 724 MUNICIPALITY MADRID POSTAL CODE ACCOUNT DETAILS REGIME COD. PROV. NUMBER DiG. CONTR. ECONOMIC ACTIVITY Research and experimental development in natural and technical sciences 0111 08 2062084 84 WORK CENTER DATA MUNICIPALITY COUNTRY SPAIN 724 BARCELONA 08010 EMPLOYEE'S DATA Mr./Ms. KARGIEMAN, EMILIANO NIF/NIE Y8314458H DATE OF BIRTH 07/05/75 SOCIAL SECURITY No 0814264116 41 EDUCATION FIRST STAGE OF SECONDARY SCHOOL EDUCATION WITH A DEGREE OF GRADUATE 23 NATIONALITY ITALY 380 MUNICIPALITY ADRESS BARCELONA 08019 COUNTRY OF DOMICILE SPAIN 724 With the legal assistance of Mr./Ms. with NIF. /NIE. , as (2) RECITALS That they meet the requirements for the execution of this contract and, consequently agree to formalize it in accordance with the following: CLAUSES FIRST: The worker WILL PROVIDE his/her services as (3) Director of Strategy, included in the professional group of GRADUATES (NIV.1), To perform (4) Specific activities according to the position and category they occupy in the professional classification system in effect in the company In the workplace located in (street, number and location) CL BAILEN, 3 1o, BARCELONA. Remote work (5) SECOND: The contract is executed to perform seasonal labor (work) of a non-continuous nature consisting of (6) intermittent cyclical activity of (7) which the duration will be (8) The estimated duration of the activity will be (9) of . The workers will be called in the order and form that the Collective Agreement ENGINEERING AND STUDY OFFICES determines. The estimated workday will be hours (10). If the collective agreement allows in the permanent contracts the use the part time work, indicate if you accept it yes no THIRD: The workday will be: Full time: The workweek will be 40 hours, between Monday, and Friday, with legally or conventionally established breaks (11). Mid time: The workday will be , hours a day, weekly, monthly, annually (10) Being this workday inferior compared to a full time worker (12). The hours will be distributed (13) in accordance with the collective agreement. In the case of mid time work day, please indicate if whether exists or not an agreement of complementary hours (14): Yes NO

FOURTH: The contract is for an indefinite duration and the employment relationship will start on 05/10/21 beginning with a trial period of 6 months (15).

FIFTH: The worker will receive a total salary of (Return to first clause) gross euros (16)_ anually ____________________ that will be distributed in the following concepts (17) base salary, voluntary absorbable improvement, prorated extra payments and other supplements

SIXTH: The worker will receive the following amount of vacation: (18) 23 days per year.

SEVENTH: In the case of disputes not provided for in this contract, governing law will be applied, particuarly, the Workers' Statute, approved by Royal Legislative Decree 2/2015, of October 23 (BOE of October 24) will be applied. and in the Collective Agreement of ENGINEERING AND STUDY OFFICES.

EIGHTH: This contract is formalized under the modality of a relief contract: Y E S N O X

The worker certifies:

☐ That he/she is unemployed and registered as a claimant with the Public Employment Service.

☐ That he/she has a fixed-term contract with the company that was registered with the Public Employment Service of ________, under the number __________ dated __________

The representative of the company certifies:

That the worker of the company, Mr./Ms.______________________ Born in_____________, who provides services at the place of work located at (street, no. and town) CL BAILEN, 3 1° , BARCELONA , with the profession of__________, included in the group/labor/level/professional____________, in accordance with the professional classification system in force in the company, which reduces his ordinary working hours and salary by ____ (19) for accessing the partial retirement status, regulated in the Royal Decree-Law 5/2013, dated March 15, 2013. Royal Decree-Law 5/2013 of March 15, 2013, has subscribed with date ____And up to__________________ the corresponding part-timeemployment contract registered with the Public Employment Service in __________________with number___________and date.

NINTH: This Contract May Be Co-Financed By The European Social Fund.

TENTH: The contents of this contract will be communicated to the Public Employment Service _________within 10 days of its signing.

ELEVENTH : DATA PROTECTION - The data provided in this form will have the protection derived from the Regulation (EU) 2016/679 of the European Parliament of 27 April 2016 and the Organic Law 3/2018 of December 5 (BOE of December 6).

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(1) Director, Manager, etc.
(2) Father, mother, guardian, or person or institution caring for the child.
(3) Indicate the professional group or professional level that corresponds, according to the professional classification system in force in the company.
(4) List the occupation. The functions may be all or only some of the functions of the professional group.
(5) Remote work is regulated by the provisions of Royal Decree-Law 28/2020, of September 22 (BOE of September 23), and requires the execution of the corresponding agreement.
(6) This clause shall only be completed in case of discontinuous fixed-term jobs.
(7) Indicate the discontinuous or seasonal fixed activity of the company and its duration.
(8) Indicate the duration of the activity to be carried out by the worker.
(9) Daily, weekly, monthly or annual. Provide details of the agreement.
(10) Indicate the number of hours according to the collective bargaining agreement for full time, legal maximum or that of the full time worker.
(11) Indicate the worker's working hours.
(12) "Comparable full-time worker" means a full-time worker in the same company and work center, with the same type of employment contract and performing identical or similar work. If there is no comparable full-time worker in the company, the full-time working day provided for in the applicable collective bargaining agreement or, failing that, the maximum legal working day shall be considered.
(13) Indicate the distribution of working time according to the collective bargaining agreement.
(14) Indicate as appropriate and, if applicable, attach the appendix if there are additional hours.
(15) Respecting the provisions of art. 14.1 of the Revised Text of the Workers' Statute Law, approved by Royal Legislative Decree 2/2015, of October 23 (BOE of October 24). In the event of availing oneself of art. 4 of Law 3/2012, the trial period shall be one year.
(16) Daily, weekly, monthly or annual.
(17) Base salary, salary supplements, bonuses.
(18) Minimum: 30 calendar days.
(19) A minimum of 25% and a maximum of 75%.

ministerio detrabajo y economia social servicio publico de empleo estatal sepe The INDEFINITE CONTRACT celebrated (mark the spot that corresponds) is made with the following specific clauses: INDEFINITE ORDINARY WITH OR WITHOUT REDUCTION OF QUOTAS. Page. 4 OF PEOPLE WITH DISABILITIES Page. 5 OF PEOPLE WITH LIMITED INTELLECTUAL CAPACITY Page. 6 OF PEOPLE WITH DISABILITIES IN SPECIAL EMPLOYMENT CENTERS. Page. 7 OF PEOPLE WITH DISABILITIES COMING FROM LABOR ENCLAVES. Page. 8 OF LONG TERM UNEMPLOYED PERSONS. Page. 9 OF WORKERS IN A SITUATION OF SOCIAL EXCLUSION, VICTIMS OF GENDER VIOLENCE, DOMESTIC, TERRORISM OR VICTIMS OF TRAFFICKING IN HUMAN BEINGS. Page. 10 . OF EXCLUDED PERSONS IN INSERTION COMPANIES. Page. 11 OF FAMILY MEMBERS OF THE SELF EMPLOYED WORKER. Page. 12 OF PERSONS OVER 52 YEARS OF AGE WHO ARE BENEFICIARIES OF UNEMPLOYMENT BENEFITS Page. 13 FROM A TRAINING AND APPRENTICESHIP CONTRACT OF AN ETT. Page. 14 FROM A TRAINING AND APPRENTICESHIP CONTRACT OF AN ETT. Page. 15 FROM A FAMILY HOME SERVICE. Page. 16 OTHER SITUATIONS. Page. 17 CONVERSlON OF A TEMPORARY CONTRACT INTO AN INDEFINITE-TERM CONTRACT. Page. 18 And accomplishes the requirements of the regulatory standard.

MINISTERIO DETRABAJO Y ECONOMIA SOCIAL SERVICIO PUBLICO DE EMPLEO ESTATAL SEPE WITHOUT SPECIFIC CLAUSES CODIGO DE CONTRATO x TIEMPO COMPLETE TIEMPO PARCIAL FIJO DISCONTINUO 100 200 300

ADITTIONAL CLAUSES FIRST - The worker will receive monthly payments and a prorated Summer and Christmas bonus. The annual salary will be 442,130.00 in monthly payments. SECOND.- The company will provide the worker private medical insurance for his use, as well as a discount in the additional insurance for his family. THIRD - The company will provide restaurant vouchers for use, not exceeding the annual amount allowed ( 11 per day for 2021). FOURTH - The employee, in terms of of Data Protection, assigns and consents to the sharing of his data before official authorities. FIFTH - The employee declares that he/she has received theoretical and practical training in preventive matters. SIXTH - The company recognizes August 1st, 2012 as the worker's date of seniority. SEVENTH - The worker will receive a sum equivalent to 10,556.00 as a relocation bonus. And for the record, this contract is executed in triplicate at the place and on the date indicated below, signed by the parties concerned. In BARCELONA as of OCTOBER 05, 2021 The Worker: of The representative of the Company The legal representative of the minor, if applicable *IMPORTANT (ALL COMPLETED PAGES OF THIS CONTRACT MUST BE SIGNED ON THE LEFT SIDE FOR GREATER LEGAL CERTAINTY. (all completed pages of this contract must be signed on the left hand side for legal certainty)